EXHIBIT 99.1

KIDZ AI Announces 1-for-15 Reverse Stock Split

NEW YORK, August 11, 2026 – KIDZ AI Inc. (NASDAQ: KIDZ) (“KIDZ AI” or the “Company”), an AI-driven education technology and emerging AI infrastructure company, today announced that it will conduct a 1-for-15 reverse stock split of its outstanding Class A common stock and Class B common stock (the “Reverse Stock Split”).

The Reverse Stock Split will become effective at 12:01 a.m. Eastern Time on August 13, 2026.

The Company’s Class B common stock will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “KIDZ” and is expected to begin trading on a split-adjusted basis at the opening of trading on August 13, 2026. The new CUSIP number for the Class B common stock following the Reverse Stock Split will be 182744409.

The Reverse Stock Split is intended to increase the per-share trading price of the Company’s Class B common stock and support the Company’s efforts to comply with Nasdaq’s continued listing requirements, including Nasdaq’s minimum bid price requirement. There can be no assurance that the Reverse Stock Split will result in any particular trading price or enable the Company to maintain compliance with Nasdaq’s continued listing requirements.

At the Company’s annual meeting of stockholders held on June 10, 2026, the Company’s stockholders approved a reverse stock split at a ratio ranging from 1-for-2 to 1-for-50, with the exact ratio to be determined by the Company’s Board of Directors. On July 21, 2026, the Board of Directors approved the 1-for-15 ratio.

At the effective time, every fifteen (15) shares of Class A common stock and every fifteen (15) shares of Class B common stock issued and outstanding immediately prior to the effective time will be combined automatically into one (1) share of the same class. The number of authorized shares of Class A common stock and Class B common stock and the $0.0001 par value per share of each class will remain unchanged.

Proportional adjustments will be made, in accordance with the applicable terms, to the number of shares issuable and the exercise or conversion prices under the Company’s outstanding warrants, convertible securities and equity incentive plans.

No fractional shares will be issued in connection with the Reverse Stock Split. Any fractional share resulting from the Reverse Stock Split will be rounded up to the nearest whole share, with rounding for beneficial holders at The Depository Trust Company applied at the DTC participant level.

Stockholders holding their shares electronically in book-entry form or through a brokerage account do not need to take any action. Stockholders holding paper certificates may, but are not required to, contact the Company’s transfer agent, Continental Stock Transfer & Trust Company, regarding the procedures for exchanging their certificates.

About KIDZ AI

KIDZ AI Inc. (NASDAQ: KIDZ; KIDZW) is an AI-driven education technology company developing proprietary learning systems that combine artificial intelligence, AI agents and robotics. The Company is also pursuing opportunities in AI compute infrastructure, GPU cloud platforms and related data-center ecosystems.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements include statements regarding the timing and effectiveness of the Reverse Stock Split, the anticipated commencement of split-adjusted trading, the expected effect of the Reverse Stock Split on the market price of the Company’s Class B common stock, and the Company’s ability to comply with Nasdaq’s continued listing requirements. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially, including risks described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statement except as required by applicable law.

Contacts

KIDZ AI Inc.

ir@kidzai.com

800-345-9588